THERMO SENTRON INC.

                         Subsidiaries of the Registrant
      As of February 28, 1999, the Registrant owned the following subsidiaries:

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                                                                STATE OR JURISDICTION OF
                                                                      INCORPORATION           PERCENT OF
                                        NAME                                                   OWNERSHIP
-------------------------------------------------------------------------------------------------------------

Allen Coding Systems Limited                                     United Kingdom               100
  Allen Coding Corporation                                          Delaware                  100
Goring Kerr Limited                                              United Kingdom               100
  Best Checkweighers Limited                                     United Kingdom               100
  Intertest (UK) Limited                                         United Kingdom               100
Goring Kerr Detection Limited                                    United Kingdom               100
  Graseby Goring Kerr (NZ) Limited                                 New Zealand                100
  Graseby Goring Kerr Canada Inc.                                    Ontario                  100
  Graseby Product Monitoring GmbH                                    Germany                  100
Goring Kerr Inc.                                                    New York                  100
Ramsey France S.A.R.L.                                               France                   100
Ramsey Ingenieros S.A.                                                Spain                   100
Ramsey Italia S.R.L.                                                  Italy                   100
  Tecno Europa Elettromeccanica S.R.L.                                Italy                   100
Ramsey Technology Inc.                                            Massachusetts               100
  Xuzhou Ramsey Technology Development Co., Limited                   China                   50*
Thermo Sentron Australia Pty. Ltd..                                 Australia                 100
Thermo Sentron B.V.                                                Netherlands                100
Thermo Sentron Canada Inc.                                           Canada                   100
Thermo Sentron GmbH                                                  Germany                  100
Thermo Sentron Limited                                           United Kingdom               100
  Hitech Electrocontrols Limited                                 United Kingdom               100
    Hitech Licenses Ltd.                                         United Kingdom               100
    Hitech Metal Detectors Ltd.                                  United Kingdom               100
  Westerland Engineering Ltd.                                    United Kingdom               100
Thermo Sentron SEC Corporation                                    Massachusetts               100
Thermo Sentron (South Africa) Pty. Ltd.                           South Africa                100

* Joint Venture/Partnership

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